                                                                   EXHIBIT 10.21


The brackets ("[ ]") which appear in various places in the following exhibit indicate areas where confidential information has been redacted by the Company. Such redacted information is the subject of a request for confidential treatment and is therefore being filed separately with the Commission.

                                    OEM AGREEMENT
                                       BETWEEN
                                  NU-TECH, INC. AND
                           IMAGE GUIDED TECHNOLOGIES, INC.

    OEM AGREEMENT, entered into as of June 7, 1997 (the "Effective Date"), between IMAGE GUIDED TECHNOLOGIES, INC. ("IGT"), a Colorado corporation with offices at 5710-B Flatiron Parkway, Boulder, CO 80301, and Nu-Tech, Inc. (dba Brewco 360DEG. Collision Repair Systems), a Kentucky corporation with offices at 601 Front Street, Central City, KY 42330 (mailing address PO Box 67, Central City, KY) the original equipment manufacturer ("OEM").

    1.  DEFINITIONS

    As used herein, the following words and phrases shall have the following meanings:

    1.1 "CONFIDENTIAL INFORMATION" means that information which relates to IGT's or OEM's businesses, customers, products and plans which have been created by or for IGT or OEM and that is not generally known to the public.

    1.2 "CONFIDENTIAL TECHNOLOGY" means those portions of the processes, know-how, technologies, and trade secrets embodied or included in the IGT or OEM Software and/or IGT or OEM Hardware that have been developed by or for or acquired by IGT or OEM and that are not generally known to competitors of IGT or OEM.

    1.3 "DISTRIBUTION" means OEM's shipment of OEM's Products to OEM's customers or OEM's use of OEM's Products within OEM's organization.

    1.4 "EFFECTIVE DATE" means the date set forth on the first page hereof which establishes the date on which the parties become legally bound by the terms of this Agreement.

    1.5 "END USER" means a third party that is a customer, lessee, or distributee of OEM to whom OEM sells OEM's Products or grants a sublicense to use IGT Software as a part or portion of OEM's Products.

    1.6  "OEM" means the OEM named on the first page of this Agreement.

    1.7 "OEM'S PRODUCTS" means all systems developed by OEM which incorporate the IGT Product.

    1.8 "OBJECT CODE" means the binary computer language program prepared by an assembler or a compiler after acting on programmer-written source code.

    1.9 "IGT ACCESSORIES" means all of the accessories identified as IGT Accessories in Schedule A of this Agreement as of the Effective Date of this Agreement, as such may be expanded from time to time with mutual agreement of both parties.

    1.10 "IGT PRODUCT" means the IGT Hardware and IGT Accessories offered for sale hereunder and the IGT Software offered for license hereunder.

    1.11 "IGT SOFTWARE" means all of the computer software identified or described as IGT Software in Schedule A of this Agreement and all documentation used to describe, maintain or use such software.

    1.12 "IGT HARDWARE" means all of the equipment identified or described as IGT Hardware in Schedule A of this Agreement as of the Effective Date of this Agreement.

    1.13 "TERM" means the time period defined by paragraph 10.1 of this Agreement, during which time period the parties are legally bound by the terms and provisions of this Agreement.

    1.14  "TERRITORY" means worldwide.

    1.15  "ESCROW AGREEMENT" means the escrow agreement referred to in paragraph
10.7 of this agreement.

    2.  OWNERSHIP AND GRANT OF LICENSE

    2.1 OWNERSHIP OF PROPRIETARY RIGHTS. OEM acknowledges that IGT owns all proprietary rights in the IGT Software, Confidential Technology and Confidential Information, including, but not limited to, copyrights, trade secrets, and know-how. OEM also acknowledges, understands, and agrees that
(i) this Agreement does not transfer or provide to OEM any title or rights of ownership or use in the IGT Software, Confidential Technology, Confidential Information or in any of IGT's trade secrets, know-how, copyrights, or other proprietary rights, except for the license to use the IGT Software as provided in this Agreement, and (ii) OEM may not sell, sublicense, transfer or make available to others the IGT Software, Confidential Technology, Confidential Information or IGT's trade secrets, know-how, copyrights or other proprietary rights, except for the right to grant sublicenses of the IGT Software as provided in this Agreement.

IGT acknowledges that OEM owns all proprietary rights in the OEM Software, Confidential Technology and Confidential Information, including, but not limited to, copyrights, trade secrets, and know-how. IGT also acknowledges, understands, and agrees that (i) this Agreement does not transfer or provide to IGT any title or rights of ownership or use in the OEM Software, Confidential Technology, Confidential Information or in any of OEM's trade secrets, know-how, copyrights, or other proprietary rights, except for the license to use the OEM Software as provided in this Agreement, and (ii) IGT may not sell, sublicense, transfer or make available to others the OEM Software, Confidential Technology, Confidential Information or OEM's trade secrets, know-how, copyrights or other proprietary rights.

    2.2 LICENSE GRANT. Subject to the terms and conditions of this Agreement, IGT hereby grants to OEM, and OEM hereby accepts, a worldwide, exclusive, revocable (at termination of this agreement only), personal, and nontransferable license to use the IGT Software, in Object Code only, for OEM's own use on that IGT Hardware on which the IGT Software runs for use in automotive collision repair and wheel alignment applications and a worldwide, nonexclusive, revocable, personal, and nontransferable license to use the IGT Software, in Object Code only, for OEM's own use on that IGT Hardware on which the IGT Software runs for all other applications.

    3.  LICENSE AND OTHER LIMITATIONS

    3.1  LIMITATIONS.

    3.1.1 The IGT Software may only be used on the IGT Hardware on which the IGT Software runs.

    3.1.2 OEM may only sell, lease and distribute the IGT Hardware in conjunction with and as part of OEM's Products.

    3.2 SUBLICENSE. OEM may grant sublicenses of the IGT Software to End Users for use on that IGT Hardware on which it runs, provided such sublicenses comply with paragraph 5.2 of this Agreement. No other sublicense by OEM and no further sublicense by an End User shall be permitted.

    3.3 FORM OF SOFTWARE DELIVERY. The IGT Software will be delivered and made available to OEM in Object Code form only as incorporated in the IGT Product only, along with any documentation necessary to enable OEM to use the IGT Software for the purposes of this Agreement. OEM is not entitled to receive or have access to any of the Source Code of the IGT Software.

    3.4 USE OF IGT SOFTWARE. OEM shall use the IGT Software received from IGT solely for the purpose of incorporating the IGT Software and IGT Product into OEM's Products. Once the IGT Software becomes a part or portion of OEM's Products, it may be installed and operated as a part of OEM's Products according to the terms and conditions of this Agreement.

    3.5 CONTROL OF COPIES. OEM may make copies of the Object Code only of the IGT Software and only for archival purposes and for the purposes of this license as provided elsewhere in this Agreement. OEM shall not make any copies of the documentation to the IGT Software other than for purposes of this license and all copies of the IGT Software and the documentation are the sole property of IGT. OEM shall inform End User of the restrictions against copying the IGT Software, as per paragraph 5.2.

    3.6 NO REVERSE ENGINEERING. OEM understands and acknowledges that the IGT Software and the Confidential Technology, trade secrets, know-how, and other proprietary information embodied therein and in the IGT Product are proprietary to IGT. Therefore, OEM shall not reverse engineer, reverse compile or reverse assemble or do any other operation or analysis with or of (i) the IGT Software that would reveal any of the Confidential Technology, Source Code, trade secrets, or other proprietary rights in the IGT Software, or (ii) the IGT Product that would reveal any of the Confidential Technology, trade secrets or other proprietary rights in the IGT Product. In addition, OEM shall not remove or modify any confidentiality, trade secret or copyright notices or trademarks encoded in the IGT Software or IGT Product or displayed on any documentation. OEM shall also not allow any of its employees to do any of the things that are prohibited under this paragraph.

    3.7 OEM COMPLIANCE. OEM warrants that it will obey all laws and regulations of the country in which it distributes the OEM Products. OEM shall indemnify IGT for any losses, costs, and damages incurred by IGT as a result of a failure by OEM to comply with the necessary government formalities in any country.

    3.8 OEM EXPORTS. OEM understands that IGT is subject to regulation by agencies of the United States Government, including the United States Department of Commerce, and OEM warrants that it shall not sell IGT Product contained within the OEM's Products or OEM's Products to any country not approved under
applicable United States laws and regulations.   OEM shall hold harmless and
indemnify IGT from and against any damages from breach hereof.

    4.  IGT PRODUCT

    4.1  Prices - Discount - Taxes - Payment.

    4.1.1 PRICES. Prices to be paid by OEM for the IGT Product will be as specified on Schedule A to this Agreement. Prices shown on Schedule A will remain in effect for 12 months from the effective date of this agreement. Prices may be adjusted thereafter except that no price can be increased more than [ ] in any single 12 month period without agreement by OEM. Any new pricing schedule will remain in effect for a minimum of 12 months after it is issued. IGT shall give OEM sixty (60) days notice of any price increase.

    4.1.2 TAXES. OEM shall pay any and all sales, use, value-added and other taxes of any nature assessed upon or with respect to payments hereunder by any federal, state or local governmental entity and any nation or any political subdivisions of any nation, exclusive, however, of taxes based on IGT's net income. In the event IGT is required to pay any such taxes, OEM shall promptly reimburse IGT for the same.

    4.1.2 PAYMENT. Shipment of IGT Product shall be F.O.B. IGT's plant in Boulder (Colorado, USA) and title and risk of loss or damage to IGT Product shall pass to OEM at such F.O.B. point. Terms of payment shall be net 30 days. Interest shall be assessed on past due amounts and shall accrue at the lesser of the rate of 1.5% per month or the maximum rate permitted by applicable law. In addition to the interest assessed, IGT may, at its option, suspend all services and shipments to OEM (including stoppage in transit) until all delinquent amounts are paid to IGT. In the event IGT is required to commence any legal action to collect any amount due from OEM hereunder, IGT shall be entitled to recover its cost of suit, including reasonable attorneys' fees, in addition to any damages.

    4.2 QUARTERLY FORECASTS. Beginning with the Effective Date, OEM shall issue a rolling quarterly forecast of its anticipated approximate order volume for IGT Product for the subsequent six (6) months. Such quarterly forecast shall not be binding upon OEM, but shall be prepared with diligence and care.

    4.3 AVAILABILITY OF IGT PRODUCT. Subject to the terms and conditions of this Agreement, IGT agrees to make the IGT Product on Schedule A of this Agreement available for sale during the term of this Agreement, or, with OEM's prior consent, to make available a replacement product or products with similar functional specifications and similar regulatory approvals.

    4.4 SPARE PARTS AND SERVICE. IGT agrees to provide, at its published parts and service list price (less OEM discount), spare parts and service for the IGT Product for a minimum of twenty four (24) months after the discontinuance of the sale of the IGT Product.

    4.5 FORCE MAJEURE. IGT shall be relieved of its obligation under any purchase order accepted by it pursuant to this Agreement, to the extent necessary, for failure to provide the ordered IGT Product due to causes beyond IGT's reasonable control, including without limitation, acts of God, war, hostilities, civil unrest, sabotage, fires, floods, strikes or other labor troubles, supply shortages, or embargoes.

    4.6 ORDERS; ACKNOWLEDGMENTS. IGT shall acknowledge receipt of purchase orders for IGT Products by written fax notification within one (1) week after IGT's receipt of the purchase order and, with such acknowledgment, shall identify any limitations, corrections or conditions related to acceptance of the order. OEM shall have one (1) week to withdraw any such purchase orders if it does not accept such limitations, corrections or conditions. Preprinted terms and conditions on OEM's purchase orders are superseded by this agreement and are of no force or effect.

    4.7 OEM will make every reasonable effort to meet any purchase orders placed; however, OEM shall incur no liability for failure to meet such purchase orders placed.

    4.8 DELIVERY DATES. Shipments are subject to IGT's availability schedule. IGT will make every reasonable effort to meet any delivery dates acknowledged; however, IGT shall incur no liability for failure to meet such delivery dates. In any case, delivery dates shall not be later than 30 (thirty) days after any delivery date provided on the acknowledgment of the order by IGT. With a 30 day notice from OEM to IGT, OEM may increase the planned (forecasted) quantity to be delivered in any monthly period by an amount up to 25% of the planned monthly quantity and IGT agrees to deliver such increased quantity within the affected monthly period.

    5.  OEM'S DUTIES

    5.1 GENERAL DUTIES. OEM shall use its best efforts to create, develop, and market OEM's Products and to keep IGT informed of the progress of its development and marketing efforts. All marketing, advertising, promotional, distribution, training and support activities of OEM shall be at the sole judgment and expense of OEM unless otherwise agreed in writing by IGT.

    5.2  SUBLICENSING.

    5.2.1  Before Distribution of any OEM Products with the IGT Software,
OEM shall take adequate steps to ensure that the End User only receives a customary sublicense, satisfactory to IGT, for the IGT Software. A provision substantially in the form of Schedule C attached hereto included in OEM's Software license shall satisfy this requirement. OEM shall provide a copy of its software license agreement to IGT upon request.

    5.2.2  OEM shall promptly report any unlicensed use of the IGT
Software or other activities which infringe or may infringe the Confidential Technology or the copyrights, trade secrets, know-how, trademarks, patents, or other proprietary rights of IGT of which it has knowledge.

    5.2.3 If OEM becomes aware of a breach by the End User of the above sublicense, OEM shall promptly demand that the End User take prompt corrective action to remedy the breach and shall, in addition, notify IGT of the breach and the corrective action taken. OEM shall assign to IGT, at IGT's sole option, any rights OEM has against its sublicensees for breach of this sublicense. OEM agrees to cooperate with IGT, as IGT may reasonably request, in any proceeding against any third party alleging breach of this sublicense. OEM shall not be liable to IGT for any breach of the terms of this sublicense by a third party unless OEM has willfully contributed to or cooperated in the breach.

    5.3 NOTICES AND LEGENDS. The IGT Software, the IGT Product and any IGT documentation delivered to OEM will contain IGT's copyright notice, trademarks and other proprietary legends. Any copies or modifications permitted to be made under this Agreement shall contain such copyright notice, trademarks, and other proprietary legends. OEM shall not remove or obscure any such notices or marks attached or affixed to IGT Product. OEM may place their product identification labels on the product as they see fit.

    5.4 OEM'S PRECAUTIONS WITH EMPLOYEES. OEM agrees to take precautions and implement whatever procedures it deems necessary to ensure that the License and other limitations set forth in Article 3 of this Agreement are not exceeded by OEM or by any of its employees.

    5.5 CUSTOMER SERVICE AND SUPPORT. OEM shall be solely responsible for all installation, use, support, and support questions of the End Users of OEM's Products. During the warranty period, IGT shall cooperate with OEM as needed to respond to End User questions and complaints regarding the IGT part of OEM's Products.

    5.6 CUSTOMER INFORMATION. OEM shall promptly bring to IGT's attention any complaints, causes of dissatisfaction, or requests for corrections, revisions, or enhancements relating to the IGT Software or IGT Product.

    5.7  PROTECTION OF TRADE SECRETS, CONFIDENTIAL TECHNOLOGY AND
CONFIDENTIAL INFORMATION. OEM acknowledges that the IGT Software and IGT Product contain Confidential Information and Confidential Technology, being trade secrets, know-how and other proprietary information and that those and other trade secrets, know-how and proprietary information belonging to IGT may be communicated or otherwise made available to OEM in connection with this Agreement. OEM agrees to keep all such Confidential Technology and Confidential Information confidential, not to publish or disclose such Confidential Technology and Confidential information to others, and to handle, maintain and protect all such Confidential Technology and Confidential Information with at least the same degree of care used by OEM to safeguard and protect and maintain OEM's own trade secrets and confidential or proprietary information. Such safeguards shall include at least the precautions of restricting access to only those persons in OEM's employ who have a need to know, instructing those employees of their obligations to maintain the confidentiality and secret nature of the information and having executed agreements in place with such employees pursuant to which they agree to those obligations, providing reasonable security precautions for areas and computers where the IGT Software and other trade secrets or proprietary information is used and stored, and completely erasing or deleting all IGT Software from any disk, tape or other media being discarded, disposed or converted to different uses.

    6.  IGT's DUTIES.

    6.1 AUDITS OF FACILITIES AND QUALITY SYSTEM. IGT agrees to allow OEM to inspect IGT's facilities and quality system for the sole purpose of verifying IGT's compliance with quality and regulatory standards as is necessary for OEM to sell IGT's Products. When possible, OEM agrees to give IGT at least thirty
(30) days advance notice of such inspections. All such inspections are at the sole expense of OEM unless otherwise agreed in writing.

    6.2 PROTECTION OF OEM'S TRADE SECRETS AND CONFIDENTIAL INFORMATION. IGT acknowledges that confidential information, being trade secrets, know-how and proprietary information belonging to OEM, may be communicated or otherwise made available to IGT in connection with this Agreement. IGT agrees to keep all such confidential information confidential, not to publish or disclose such confidential information to others, and to handle, maintain and protect all such confidential information with at least the same degree of care used by IGT to safeguard and protect and maintain IGT's own trade secrets and confidential or proprietary information. Such safeguards shall include at least the precautions of restricting access to only those persons in IGT's employ who have a need to know, instructing those employees of their obligations to maintain the confidentiality and secret nature of the information and having executed agreements in place with such employees pursuant to which they agree to those obligations, providing reasonable security precautions for areas and computers where the OEM trade secrets and proprietary information is used and stored.

    7.  STATUS OF PARTIES

    7.1 INDEPENDENT CONTRACTOR. OEM and IGT shall each perform their duties under this Agreement as an independent contractor and not as an agent one for the other. The relationship between the parties shall remain that of independent contractors and nothing herein shall imply any joint venture.

    7.2 NO CONTRARY REPRESENTATIONS. OEM shall not in any way by oral or written statements or other conduct represent itself as being other than an independent contractor without any power to bind IGT.

    8.  RIGHTS RESERVED BY IGT

         Anything in this Agreement to the contrary notwithstanding, IGT reserves all rights not expressly granted to OEM herein.

    8.1  Hardware Changes and Software Updates.

    8.1.1 HARDWARE CHANGES. Notwithstanding any other term of this Agreement, IGT shall not make any change to the mechanical, electronic or other interfaces (or any design element including external colors) of the IGT Hardware being sold hereunder without the prior written consent of OEM, except in such case where changes are required to meet regulatory requirements.

    8.1.2 SOFTWARE UPGRADES. IGT shall provide upgrades and enhancements to the Software to OEM at no cost during the warranty period; upgrades and enhancements to the Software after the warranty period shall be provided to OEM at IGT's standard discounted license fee. Nevertheless, it is understood that IGT shall provide updates correcting Software errors to OEM at no cost during the lifetime of the Agreement. The term "Software" as used in this license includes all upgrades, updates and enhancements provided hereunder.

    9.  REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATIONS

    9.1 POWER TO ENTER AGREEMENT. Each party represents and warrants to the other that it has the power, right, and authority to enter into this Agreement, and to grant the rights and undertake the obligations set forth in this Agreement. IGT represents and warrants to OEM that it is the owner of the rights licensed to OEM hereunder.

    9.2 WARRANTY. IGT warrants the IGT Hardware and IGT Software as set forth on Schedule B, the IGT Product Warranty.

    9.3  Indemnification.

    9.3.1 IGT INDEMNIFICATION. IGT shall defend any suit or proceeding brought against OEM to the extent it is based on a claim that the making, selling or using of the IGT Product sold to OEM under this agreement directly infringes a patent or copyright issued by the United States; provided IGT is notified promptly in writing and given authority, information and assistance (at IGT's expense) for the defense of the suit or proceeding. IGT shall pay all damages and costs awarded against OEM in such suit or proceeding or settlement, if IGT has been given full control of the defense and the negotiations for settlement, if any, of the suit or proceeding (any settlement shall require the consent of OEM which shall not be unreasonably withheld). If any IGT Product is held in such suit or proceeding directly to infringe a patent or copyright of the United States or is, in IGT's opinion, likely to be held directly to infringe such a patent or copyright, IGT may, at its option and expense, either
(a) procure for OEM the right to continue using the IGT Product, (b) replace the IGT Product with non-infringing product, (c) modify the IGT Product so that it becomes a non-infringing product, or (d) require return of the IGT Product and refund the purchase price for the IGT Product, such purchase price to be reduced by [ ] for each month since the product was first installed by the OEM. IGT shall have no liability to OEM if the infringement or claim thereof is based upon (a) the use of the IGT Product in combination with other products, devices or software which are not furnished to OEM by IGT, (b) modification of the IGT Product by other than IGT, or (c) use of the IGT Product as part of any infringing process, apparatus or product. THIS SECTION STATES THE ENTIRE LIABILITY OF IGT FOR PATENT OR COPYRIGHT INFRINGEMENT.

    9.3.2 OEM'S INFRINGEMENT. Except as set forth in paragraph 9.3.1 above, OEM shall defend any suit or proceeding brought against IGT to the extent it is based on a claim that the making, selling or using of OEM's product infringes a patent or copyright; provided that OEM is notified promptly in writing and given authority, information and assistance (at OEM's expense) for the defense of the suit or proceeding. OEM shall pay all damages and costs awarded against IGT in such suit or proceeding or settlement, if OEM has been given full control of the defense and of the negotiations for the settlement, if any, of the suit or proceeding (any settlement shall require the consent of IGT which shall not be unreasonably withheld).

    10.  DURATION AND TERMINATION OF AGREEMENT

    10.1  TERM.  This Agreement and the License shall have a term of three
(3) years from the Effective Date, except this Agreement may be extended for additional one (1) year terms by mutual agreement between IGT and OEM prior to the end of the initial term and each subsequent term.

    10.2 TERMINATION. Either party may terminate this Agreement (a) on thirty (30) days notice in the event of a material default by the other party of any of its obligations hereunder, provided (i) the defaulting party receives notice of termination containing a reasonably complete description of the default and (ii) the defaulting party fails to cure such default within thirty
(30) days of receiving such notice or (b) immediately and without notice in the event the other party becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of its creditors. Any "dispute" arising from any such termination action would be resolved under the terms of Section 11.4.

    10.3 AFTER TERMINATION. Upon expiration or termination of this Agreement pursuant to Section 10.2, OEM shall forthwith cease marketing of all OEM's Products with the IGT Software or IGT Product and shall forthwith cease all display, advertising and use of all such names, trademarks, logos and designations of IGT and shall not thereafter use, advertise or display any name, trademark, designation or logos which is, or any part of which is, similar or confusingly similar to any such designation associated with IGT or with any product of IGT. Notwithstanding anything provided in this Section 10.3, OEM will be permitted to sell OEM's Products with IGT Product, and to do so, be permitted to undertake marketing efforts, until the exhaustion of IGT Product in OEM's inventory for which OEM has already paid IGT at the time of the expiration or earlier termination.

    10.4 RETURN OF MATERIALS BY OEM. Upon the expiration or termination of this Agreement pursuant to Section 10.2, all materials (including Confidential Information) in the possession or under the control of OEM which were received at no charge from IGT shall be returned to IGT upon IGT's request, forwarding charges prepaid, and OEM shall not retain any copies of such materials except for the support of its existing customers. OEM shall not be required to return IGT Product in OEM's inventory for which OEM has already paid IGT. All sublicenses to End Users, properly granted by OEM pursuant to this Agreement, shall survive expiration or any other termination of this Agreement except to the extent any sublicensee has infringed or is infringing IGT's proprietary rights or has made any unauthorized disclosure or use of any of IGT's trade secrets or is otherwise in breach of its obligations under such sublicense.

    10.5 SURVIVAL OF CERTAIN OBLIGATIONS. OEM's obligations under this Agreement, except for its obligations under paragraphs 4.2, 5.1 and 5.6, shall survive any expiration or termination of this Agreement. IGT's obligations under paragraphs 4.4, 6.2, and Article 9, and Schedule B shall survive any expiration or termination of this Agreement.

    WAIVER OF DAMAGES UPON TERMINATION. OEM understands and agrees that IGT has not represented to OEM that OEM can or should expect to obtain any anticipated amount of revenues or profits by virtue of this Agreement. Upon expiration or termination of this Agreement, IGT shall not be liable to OEM for damages of any kind including incidental, direct, indirect or consequential damages on account of the expiration or termination of this Agreement whether such expiration or termination was for any reason or for no reason except as otherwise specifically provided in this Agreement.

    10.6 ESCROW. An escrow arrangement for IGT Products' source code, source code documentation, design drawings of the entire hardware and calibration procedures is being entered into simultaneously with this agreement. The escrow agent has been chosen in agreement by the parties.

    11.  GENERAL PROVISIONS.

    11.1 NOTICES. All notices and reports in connection with this Agreement shall be sent to the addresses given below or to such other addresses as the parties may hereafter specify in person, by first-class mail or by telecopier. Such notices shall be deemed to be given (i) when delivered to a party, (ii) one day after deposit with a nationally recognized courier service, or (iii) upon receipt of facsimile transmission.

         If to Image Guided Technologies, Inc.:

         President
         Image Guided Technologies, Inc.
         5710-B Flatiron Parkway
         Boulder, CO 80301

         If to Nu-Tech, Inc.:


         President and Chief Executive Officer
         Nu-Tech, Inc. (d.b.a. BREWCO 360DEG. Collision Repair Systems)
         PO Box 67
         Central City, KY  42330

    11.2 ASSIGNMENT. Either IGT or OEM may assign their rights and obligations hereunder as long as the assignee agrees, in writing, with the other party to this agreement prior to such assignment that they will fulfill all the obligations and responsibilities hereunder which would have been fulfilled by the assignor.

    11.3 TRADEMARKS AND TRADE NAMES. OEM concedes and recognizes the right of IGT to, and shall have no right or license in, the trademarks and trade names used with or affixed on any IGT Product. OEM shall conduct its business solely in OEM's name.

    11.4 DISPUTES. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in St. Louis, MO. The obligations of the parties provided in this paragraph shall survive the termination of this Agreement. However, nothing in this paragraph shall prohibit either party from seeking temporary and/or permanent equitable remedies in court as appropriate to enjoin patent, copyright, trademark, or trade secret infringement or to enjoin unauthorized use or dissemination of its trade secrets, including, but not limited to, such equitable relief pending the outcome of arbitration proceedings, but no such application shall stay or otherwise impede the progress of the arbitration proceeding. OEM and IGT agree and consent to personal jurisdiction and venue in the federal and state courts in Colorado for purposes of the preceding sentence.

    11.5 SEVERABILITY. The provisions of this Agreement are severable and in the event that one or more of such provisions shall be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

    11.6 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

    11.7 ENTIRE AGREEMENT; AMENDMENTS. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       IMAGE GUIDED TECHNOLOGIES, INC.

Date: 6/7/97                           By: /s/ Robert E. Silligman
     ----------                           ----------------------------------
                                          Title  President/COO

                                       NU-TECH, INC

Date: 6/15/97                          By: /s/ Clarence Brewer Jr.
     ----------                           ----------------------------------
                                          Title  President

                                      Schedule A

                     PRODUCT PRICE LIST AND OEM DISCOUNT SCHEDULE
                                        6/7/97

------------------------------------------------------------------------------------------
PART NUMBER                 PRODUCT DESCRIPTION - IGT HARDWARE                      PRICE
------------------------------------------------------------------------------------------
               CUSTOM FLASHPOINT-TM- SYSTEM FOR BREWCO "WOLF" ELECTRONIC            [](*)
               MEASUREMENT SYSTEM, INCLUDING:

               Sensor Assembly 800mm, Black, with control unit interconnect cable

               Control Unit:
               - Industrial rack mount computer cabinet, black, with AT style power supply, 2 cooling fans, PC support bracket and lockable front access door
               -  ATX Motherboard PCBA
               -  Pentium CPU, 150Mhz
               -  16 Mbytes Ram Memory
               -  1.2 Gbyte Hard Drive
               -  3 1/2" 1.44 Mbyte Floppy Drive
               -  Video Card
               -  Industrial Toolboard PCBA (Brewco) with internal Tool Cable
               -  DSP Master PCBA with internal DSP Cable
               -  DSP Slave PCBA (2)
               -  MS DOS 6.22 software
               -  Windows "95" software

               IGT Flashpoint System Operating Software
------------------------------------------------------------------------------------------

(*) NOTE: ABOVE PRICING FOR CUSTOM FLASHPOINT-TM- SYSTEMS IS BASED ON OEM ORDING A QUANTITY OF [ ] TO [ ] UNITS ON ONE PURCHASE ORDER WITH DELIVERIES SCHEDULED OVER THE 12 MONTH PERIOD FOLLOWING THE DATE OF THE PURCHASE ORDER.
IF QUANTITIES EXCEED [ ] UNITS IN THE 12 MONTH PERIOD, AN ADDITIONAL [ ] DISCOUNT WILL BE APPLIED TO EACH UNIT OVER [ ] DELIVERED IN THE 12 MONTH PERIOD.

IGT SOFTWARE: Flashpoint Software license supplied with IGT Hardware, includes all software pre-loaded in the data storage devices of any IGT Hardware Product by IGT as well as all of the files included on the following diskettes:

------------------------------------------------------------------------------
PART NUMBER                PRODUCT DESCRIPTION - IGT SOFTWARE
------------------------------------------------------------------------------

------------------------------------------------------------------------------
  120370        Flashpoint Model 5000 Installation Disk
------------------------------------------------------------------------------
  121575        Diskette, Flashpoint Sensor Assembly Calibration File
------------------------------------------------------------------------------

Notice: This list is not all-inclusive. Any IGT Software, whether released or prototypal, which is transferred or made available to Licensee during the term of the Agreement shall be deemed licensed pursuant to the terms and conditions of this Agreement.

------------------------------------------------------------------------------
  PART NUMBER      PRODUCT DESCRIPTION - ACCESSORIES                  PRICE
------------------------------------------------------------------------------
  120538           100mm Industrial 2 Emitter Probe                    [ ]
------------------------------------------------------------------------------
  103859           300mm Industrial 2 Emitter Probe                    [ ]
------------------------------------------------------------------------------
  131791           LED OD-30                                           (1)
------------------------------------------------------------------------------

OEM DISCOUNT SCHEDULE FOR IGT ACCESSORIES OR CATALOG ITEMS PURCHASED SEPARATELY:
          QUANTITY                               PERCENTAGE DISCOUNT
            [ ]                                          [ ]
            [ ]                                          [ ]
            [ ]                                          [ ]
            [ ]                                          [ ]
            [ ]                                          [ ]
            more than [ ]                                [ ]

            (1) PRICE QUOTATION AT TIME OF PURCHASE

NOTICE: DISCOUNTS ARE BASED ON QUANTITIES ORDERED UNDER A SINGLE OEM PURCHASE ORDER.

                                  SCHEDULE B

                               PRODUCT WARRANTY

1. IGT Product Warranty.

     IGT warrants that the IGT Product will be free from defects in materials, parts and workmanship for a period of the earlier of one (1) year from delivery to the End User or eighteen (18) months to OEM, and conforms to IGT's specifications applicable to such IGT Product (at the time of OEM's purchase thereof), except that IGT does not warrant total system performance if a device or accessory not supplied by IGT causes the IGT product to fail or not meet specified performance standards, for a period of the earlier of one (1) year from delivery to End User or eighteen (18) months to OEM. NOTWITHSTANDING THE FOREGOING, IGT MAKES NO WARRANTIES AS TO THE IGT ACCESSORIES, SUCH IGT ACCESSORIES BEING SOLD "AS IS." THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

2. Warranty Repair Misuse.

     IGT's sole obligation under the foregoing warranty shall be to repair or replace or, where applicable, recalibrate, at IGT's option, at IGT's plant, without charge, all defective IGT Products returned for inspection within the applicable warranty period and which have been mutually determined by IGT and OEM to be defective. To complete such repair, IGT may use, at its sole discretion, new, used or re-manufactured parts and IGT will retain and own any such parts replaced. All transportation charges for the defective IGT Product shall be paid by IGT (provided the method of shipment is pre-approved by IGT). IGT shall not be responsible for any modifications or changes to the IGT Product (and OEM shall pay IGT for any services necessitated by any such modifications or changes) nor shall IGT be liable for any defects arising out of misuse, neglect, failure of electric power, cause other than ordinary use or other causes beyond IGT's control.

3. Limitation of IGT Liability.

     IN NO EVENT SHALL IGT's LIABILITY UNDER THIS AGREEMENT INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR CLAIMS FOR LOSS OF BUSINESS OR PROFITS, EVEN IF IGT SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. NOTWITHSTANDING ANY FAILURE OF THE CENTRAL PURPOSE OF ANY LIMITED REMEDY, IGT'S LIABILITY FOR BREACH OF WARRANTY SHALL NOT EXCEED THE PURCHASE PRICE FOR SUCH PRODUCT.

4.  No Warranties by IGT to End Users.

     IGT is not making, and this Agreement does not extend, any warranties of the IGT Product to End Users, provided that the sale, lease or other use of the IGT Products by the End Users shall not limit IGT's liability hereunder. OEM may, in its discretion, extend warranties to End Users of OEM's Product. However, it is understood and agreed that IGT is not a party to and does not bear any responsibility or liability for such warranties by OEM to End Users, provided that the sale, lease or other use of the IGT Products by the End Users shall not limit IGT's liability hereinabove.

5. Service of Warranties to End Users.

     OEM has the sole responsibility and obligation to provide service and support on OEM's Product to End Users under warranties or otherwise.

                                  SCHEDULE C

                PROVISION FOR THE LICENSE OF USE OF SOFTWARE

Computer software provided with the Product remains the property of _____________ and _____________'s licensors. _____________ hereby grants customer a personal non-transferable, non-exclusive license and a sublicense duly authorized by its licensors to use such software solely for customer's own use and only with the Product, or part thereof, with which such software is provided. The software may not be copied, modified, reverse engineered or disassembled in whole or in part by customer. Customer may not sublicense, transfer or otherwise make available the software in whole or in part to any third party. This license and sublicense shall terminate when customer discontinues use of the software or the Product with which such software is provided, and upon such termination all software media and materials shall be returned to _____________ by customer without any delay.